FOR IMMEDIATE RELEASE

Contact:

Robert J. Brittain, President & C.E.O.
(518) 842 - 7200
(518) 842 - 7500 (FAX)

           AMBANC HOLDING CO., INC. ANNOUNCES STOCK REPURCHASE PROGRAM


Amsterdam, N.Y., June 23, 1997 -- Ambanc Holding Co., Inc. (NASDAQ: AHCI) announced its intention today to repurchase up to 216,890 shares of its outstanding common stock in the open market. The shares will be purchased at prevailing market prices from time to time depending upon market conditions.

Robert J. Brittain, President & C.E.O. of the Company, indicated that the shares reacquired will be used to fund awards under the Company's Recognition and Retention Plan which was ratified at the Annual Meeting of Stockholders held on May 23, 1997. Mr. Brittain stated that an aggregate of 131,285 shares have been awarded, which will leave 85,605 shares available for future awards.

Over the past three months, the Company's shares traded between $12.50 and $16.00. At March 31, 1997, the Company had $478.1 million in assets and stockholders' equity of $60.8 million. As of June 23, 1997, there were 4,392,023 shares of common stock outstanding.